                                                                   EXHIBIT 23(b)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 033-58629 of AMRESCO, INC. on Form S-8 of our report dated February 2, 1998 (except Note 15, which is as of March 11, 1998) appearing in the Annual Report on Form 10-K of AMRESCO, INC. for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP
Dallas, Texas
November 2, 1998